Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Third Quarter 2014 Financial Results

•	EPS Increase 6 Percent to $2.26

•	Sales Total $6 Billion

•	6 Million Shares Repurchased for $753 Million

•	Backlog Increases 8 Percent from Q2 2014

•	Free Cash Flow[1] of $824 Million

•	EPS Guidance Increased to $9.40 to $9.50

FALLS CHURCH, Va. – Oct. 22, 2014 – Northrop Grumman Corporation (NYSE: NOC) reported third quarter 2014 net earnings of $473 million, or $2.26 per diluted share, compared to $497 million, or $2.14 per diluted share, in the third quarter of 2013. Third quarter 2014 net earnings were reduced by $62 million, or $0.30 per share, to reflect passage during the third quarter of the Highway and Transportation Funding Act of 2014 (HATFA). HATFA includes provisions that reduce 2014 recoverable pension costs under Government Cost Accounting Standards (CAS), retroactive to Jan.1, 2014. The amounts recognized in the third quarter represent the cumulative impact of the legislation for the nine months ended Sept. 30, 2014. The reduction in net earnings related to the HATFA legislation was partially offset by settlements of certain legal claims, which increased net earnings by $49 million, or $0.23 per share.
Third quarter 2014 diluted earnings per share are based on 209.2 million weighted average shares outstanding compared with 232.6 million shares in the third quarter of 2013, a decrease of 10 percent. The company repurchased 6.0 million shares of its common stock for $753 million in the third quarter of 2014. As of Sept. 30, 2014, the company had repurchased 37.7 million shares toward its previously announced goal of retiring 60 million shares of its common stock by the end of 2015, market conditions permitting.
“Our team's focus on execution resulted in another solid quarter. Based on year-to-date results we are raising our 2014 EPS guidance to $9.40 to $9.50,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	2

Table 1 — Financial Highlights

	Third Quarter		Nine Months
($ in millions, except per share amounts)	2014	2013	2014	2013
Sales	$5,984	$6,106	$17,871	$18,504
Segment operating income[1]	840	763	2,339	2,308
Segment operating margin rate[1]	14.0%	12.5%	13.1%	12.5%
Operating income	769	790	2,434	2,355
Operating margin rate	12.9%	12.9%	13.6%	12.7%
Net earnings	473	497	1,563	1,474
Diluted EPS	2.26	2.14	7.28	6.22
Net cash provided by operations	933	950	1,103	1,279
Free cash flow[1]	824	860	818	1,101

Pension-adjusted Operating Highlights
Operating income	769	790	2,434	2,355
Net FAS/CAS pension adjustment[1]	20	(61)	(200)	(125)
Pension-adjusted operating income[1]	$789	$729	$2,234	$2,230
Pension-adjusted operating margin rate[1]	13.2%	11.9%	12.5%	12.1%

Pension-adjusted Per Share Data
Diluted EPS	$2.26	$2.14	$7.28	$6.22
After-tax net pension adjustment per share[1]	0.06	(0.17)	(0.61)	(0.34)
Pension-adjusted diluted EPS[1]	$2.32	$1.97	$6.67	$5.88
Weighted average shares outstanding — Basic	206.2	228.2	211.6	232.8
Dilutive effect of stock awards and options	3.0	4.4	3.2	4.2
Weighted average shares outstanding — Diluted	209.2	232.6	214.8	237.0

[1]	Non-GAAP metric — see definitions at the end of this press release.
Third quarter 2014 total operating income declined $21 million to $769 million, and operating margin rate was unchanged at 12.9 percent. Lower operating income was principally due to a decline in net FAS/CAS pension adjustment, partially offset by higher segment operating income.
Segment operating income increased $77 million to $840 million, or 14.0 percent of sales. Higher segment operating income includes $75 million realized for settlements of certain legal claims related to use of the company's intellectual property and a terminated program, and $37 million of additional margin resulting from lower CAS pension cost due to the HATFA legislation.
The $77 million improvement in segment operating income was more than offset by a $132 million cumulative reduction in 2014 CAS pension expense for the nine months ended Sept. 30, 2014, as a result of the HATFA legislation. This cumulative reduction resulted in an $81 million change in third quarter 2014 net FAS/CAS pension adjustment.
Total backlog as of Sept. 30, 2014, was $38.5 billion, an 8 percent increase from the end of the second quarter of 2014. Third quarter 2014 new awards totaled $9.0 billion, and new awards for the first nine months totaled $19.2 billion. New awards in the nine months ended Sept. 30, 2014, include $4.1 billion for the E-2D Advanced Hawkeye program, $793 million for the F-35 program, $552 million for the Virginia Class Submarine program, $534 million for the Global Hawk program and $466 million for the F/A-18 program.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	3

Third quarter 2014 book-to-bill totaled 150 percent, and book-to-bill for the first nine months totaled 107 percent.
Table 2 — Cash Flow Highlights

	Third Quarter		Nine Months
($ millions)	2014	2013	2014	2013
Cash provided by operating activities before discretionary pension contributions[1]	$933	$905	$1,103	$1,646
After-tax discretionary pension pre-funding impact	—	45	—	(367)
Net cash provided by operating activities	$933	$950	$1,103	$1,279
Less:
Capital expenditures	(109)	(90)	(285)	(178)
Free cash flow[1]	$824	$860	$818	$1,101
After-tax discretionary pension pre-funding impact	—	(45)	—	367
Free cash flow provided by operating activities before discretionary pension contributions[1]	$824	$815	$818	$1,468

[1]	Non-GAAP metric — see definitions at the end of this press release.
Third quarter 2014 cash provided by operating activities totaled $933 million, and third quarter 2014 free cash flow totaled $824 million.
Changes in cash and cash equivalents include the following for cash from operations, investing and financing activities for the nine months ended Sept. 30, 2014:
Operations

•	$1.1 billion provided by operations

Investing

•	$285 million used for capital expenditures

•	$72 million used for other investing activities

Financing

•	$2.1 billion used for repurchase of common stock

•	$423 million used for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	4

2014 Guidance
The company’s 2014 financial guidance and other sections of this news release contain forward-looking statements, which are based on the company’s current expectations. Actual results may differ materially from those projected. For a discussion of factors that may impact the company’s actual results, refer to the “Forward-Looking Statements” section contained in this news release.

($ in millions, except per share amounts)	Current			Prior

Sales	~23,800			23,500	—	23,800

Segment operating margin %[1]	High 12%			Low 12%

Operating margin %	Low 13%			Low 13%

Diluted EPS	9.40	—	9.50	9.15	—	9.35

Cash provided by operations	2,300	—	2,600	2,300	—	2,600

Free cash flow[1]	1,700	—	2,000	1,700	—	2,000

[1] Non-GAAP metric - see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	5

Table 3 — Business Results
Consolidated Sales & Segment Operating Income1

	Third Quarter			Nine Months
($ millions)	2014	2013	Change	2014	2013	Change
Sales
Aerospace Systems	$2,543	$2,484	2%	$7,465	$7,582	(2%)
Electronic Systems	1,733	1,774	(2%)	5,121	5,266	(3%)
Information Systems	1,511	1,619	(7%)	4,650	4,982	(7%)
Technical Services	691	713	(3%)	2,120	2,152	(1%)
Intersegment eliminations	(494)	(484)		(1,485)	(1,478)
	5,984	6,106	(2%)	17,871	18,504	(3%)
Segment operating income[1]
Aerospace Systems	402	330	22%	1,016	936	9%
Electronic Systems	274	273	—	833	891	(7%)
Information Systems	150	162	(7%)	465	474	(2%)
Technical Services	66	67	(1%)	202	201	—
Intersegment eliminations	(52)	(69)		(177)	(194)
Segment operating income[1]	840	763	10%	2,339	2,308	1%
Segment operating margin rate[1]	14.0%	12.5%	150 bps	13.1%	12.5%	60 bps
Reconciliation to operating income
Net FAS/CAS pension adjustment[1]	(20)	61	(133%)	200	125	60%
Unallocated corporate expenses	(50)	(33)	(52%)	(103)	(73)	(41%)
Other	(1)	(1)	—	(2)	(5)	60%
Operating income	769	790	(3%)	2,434	2,355	3%
Operating margin rate	12.9%	12.9%	—	13.6%	12.7%	90 bps
Interest expense	(69)	(70)	1%	(208)	(183)	(14%)
Other, net	(6)	—	NM	10	(16)	163%
Earnings before income taxes	694	720	(4%)	2,236	2,156	4%
Federal and foreign income tax expense	(221)	(223)	1%	(673)	(682)	1%
Net earnings	$473	$497	(5%)	$1,563	$1,474	6%

[1]	Non-GAAP metric — see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	6

Aerospace Systems ($ millions)

	Third Quarter			Nine Months
	2014	2013	Change	2014	2013	Change
Sales	$2,543	$2,484	2.4%	$7,465	$7,582	(1.5%)
Operating income	402	330	21.8%	1,016	936	8.5%
Operating margin rate	15.8%	13.3%		13.6%	12.3%
Aerospace Systems third quarter 2014 sales increased 2 percent principally due to the settlements related to use of the company's intellectual property and a terminated program. Excluding the settlements, sales declined slightly during the quarter and reflect lower volume for manned military aircraft programs and comparable sales for unmanned and space programs. Lower volume for manned military aircraft programs reflects declines across several programs including the B-2, Joint STARS and F/A-18 programs, partially offset by higher volume for the E-2D program.
Aerospace Systems third quarter 2014 operating income increased 22 percent and operating margin rate increased 250 basis points to 15.8 percent. Higher operating income and margin rate are principally due to the settlements of claims described above and additional margin resulting from lower CAS pension costs due to the HATFA legislation.
Electronic Systems ($ millions)

	Third Quarter			Nine Months
	2014	2013	Change	2014	2013	Change
Sales	$1,733	$1,774	(2.3%)	$5,121	$5,266	(2.8%)
Operating income	274	273	0.4%	833	891	(6.5%)
Operating margin rate	15.8%	15.4%		16.3%	16.9%
Electronic Systems third quarter 2014 sales decreased 2 percent primarily due to fewer deliveries of combat avionics and infrared countermeasures products. These declines were partially offset by higher volume for space, marine and undersea programs.
Electronic Systems third quarter 2014 operating income was comparable to the prior year period. Operating margin rate increased 40 basis points to 15.8 percent due to performance improvement and additional margin resulting from lower CAS pension costs due to the HATFA legislation.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	7

Information Systems ($ millions)

	Third Quarter			Nine Months
	2014	2013	Change	2014	2013	Change
Sales	$1,511	$1,619	(6.7%)	$4,650	$4,982	(6.7%)
Operating income	150	162	(7.4%)	465	474	(1.9%)
Operating margin rate	9.9%	10.0%		10.0%	9.5%
Information Systems third quarter 2014 sales decreased 7 percent, principally due to lower volume for command and control programs as a result of reduced funding levels and in-theater force reductions.
Information Systems third quarter 2014 operating income decreased 7 percent, consistent with the decline in sales, and operating margin rate was comparable to the prior year period.
Technical Services ($ millions)

	Third Quarter			Nine Months
	2014	2013	Change	2014	2013	Change
Sales	$691	$713	(3.1%)	$2,120	$2,152	(1.5%)
Operating income	66	67	(1.5%)	202	201	0.5%
Operating margin rate	9.6%	9.4%		9.5%	9.3%
Technical Services third quarter 2014 sales decreased 3 percent principally due to lower volume for the ICBM and Combined Tactical Training Range (CTTR) programs. Declines in these programs were partially offset by higher international sales.
Technical Services third quarter 2014 operating income was comparable to the prior year period, and operating margin rate increased to 9.6 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Third Quarter 2014 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on Oct. 22, 2014. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in unmanned systems, cyber, C4ISR, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

Forward-Looking Statements
This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” "anticipate,” “trends,” “guidance,” "goals," and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, statements relating to our future financial condition, results of operations and cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict.
Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, risks related to: the assumptions on which our guidance is based; our dependence on U.S. Government contracts; the effect of economic and security conditions in the United States and globally; changes in government and customer priorities, requirements and spending for our programs, products and services; government budgetary constraints; shifts or reductions in defense spending resulting from budget pressures and/or changes in priorities, sequestration under the Budget Control Act of 2011, as amended or replaced; a continuing resolution with limited new starts; the lack of or significant changes to annual appropriations legislation; debt-ceiling limits and disruption to or shutdown of government operations; timing of payments; changes in import and export policies; changes in customer short-range and long-range plans; major program disruptions or terminations; the acquisition, deferral, reduction or termination of contracts or programs; our non-U.S. business, including legal, regulatory, financial, security and governmental risks related to doing business internationally; the outcome of litigation, claims, audits, appeals, bid protests and investigations; our ability to recover certain costs under U.S. Government contracts; market conditions; our ability to access capital; performance and financial viability of key suppliers and subcontractors; interest and discount rates or other changes that may impact pension plan assumptions and actual returns on pension plan assets; the adequacy of our insurance coverage and recoveries; the costs of environmental remediation; our ability to attract and retain qualified personnel; changes in health care costs and requirements; changes in organizational structure and reporting segments; acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; changes in and the effects of laws and regulations that affect our business, including those relating to accounting, tax, defense procurement, corporate liabilities and international business; technical, operational or quality setbacks in contract performance; availability of materials and supplies; controlling costs of fixed-price development programs; domestic and international competition; potential security threats, cyber and information technology attacks, natural disasters and other disruptions not under our control; and other risk factors and other important factors disclosed in our Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on forward-looking statements. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
$ in millions, except per share amounts	2014	2013	2014	2013
Sales
Product	$3,494	$3,330	$10,466	$10,344
Service	2,490	2,776	7,405	8,160
Total sales	5,984	6,106	17,871	18,504
Operating costs and expenses
Product	2,614	2,499	7,815	7,833
Service	2,021	2,262	5,910	6,621
General and administrative expenses	580	555	1,712	1,695
Operating income	769	790	2,434	2,355
Other (expense) income
Interest expense	(69)	(70)	(208)	(183)
Other, net	(6)	—	10	(16)
Earnings before income taxes	694	720	2,236	2,156
Federal and foreign income tax expense	221	223	673	682
Net earnings	$473	$497	$1,563	$1,474

Basic earnings per share	$2.29	$2.18	$7.39	$6.33
Weighted-average common shares outstanding, in millions	206.2	228.2	211.6	232.8

Diluted earnings per share	$2.26	$2.14	$7.28	$6.22
Weighted-average diluted shares outstanding, in millions	209.2	232.6	214.8	237.0

Net earnings (from above)	$473	$497	$1,563	$1,474
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	31	78	127	237
Change in cumulative translation adjustment	(26)	15	(24)	8
Change in unrealized gain (loss) on marketable securities and cash flow hedges, net of tax	3	(1)	3	(1)
Other comprehensive income, net of tax	8	92	106	244
Comprehensive income	$481	$589	$1,669	$1,718

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	September 30, 2014	December 31, 2013
$ in millions
Assets
Cash and cash equivalents	$3,402	$5,150
Accounts receivable, net	3,233	2,685
Inventoried costs, net	671	698
Deferred tax assets	526	605
Prepaid expenses and other current assets	290	350
Total current assets	8,122	9,488
Property, plant and equipment, net of accumulated depreciation of $4,540 in 2014 and $4,337 in 2013	2,845	2,806
Goodwill	12,463	12,438
Non-current deferred tax assets	129	209
Other non-current assets	1,484	1,440
Total assets	$25,043	$26,381

Liabilities
Trade accounts payable	$1,193	$1,229
Accrued employee compensation	1,225	1,446
Advance payments and amounts in excess of costs incurred	1,610	1,722
Other current liabilities	1,483	1,418
Total current liabilities	5,511	5,815
Long-term debt, net of current portion	5,926	5,928
Pension and other post-retirement benefit plan liabilities	2,775	2,954
Other non-current liabilities	938	1,064
Total liabilities	15,150	15,761

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2014—203,176,629 and 2013—217,599,230	203	218
Paid-in capital	—	848
Retained earnings	12,568	12,538
Accumulated other comprehensive loss	(2,878)	(2,984)
Total shareholders’ equity	9,893	10,620
Total liabilities and shareholders’ equity	$25,043	$26,381

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
$ in millions	2014	2013
Operating activities
Net earnings	$1,563	$1,474
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	322	345
Stock-based compensation	93	118
Excess tax benefits from stock-based compensation	(75)	(37)
Deferred income taxes	76	89
Changes in assets and liabilities:
Accounts receivable, net	(531)	(147)
Inventoried costs, net	43	10
Prepaid expenses and other assets	(30)	(53)
Accounts payable and other liabilities	(514)	(296)
Income taxes payable	201	92
Retiree benefits	5	(331)
Other, net	(50)	15
Net cash provided by operating activities	1,103	1,279

Investing activities
Capital expenditures	(285)	(178)
Other investing activities, net	(72)	9
Net cash used in investing activities	(357)	(169)

Financing activities
Common stock repurchases	(2,058)	(1,661)
Cash dividends paid	(423)	(411)
Net proceeds from issuance of long-term debt	—	2,841
Payments of long-term debt	—	(877)
Other financing activities, net	(13)	80
Net cash used in financing activities	(2,494)	(28)
(Decrease) increase in cash and cash equivalents	(1,748)	1,082
Cash and cash equivalents, beginning of year	5,150	3,862
Cash and cash equivalents, end of period	$3,402	$4,944

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	September 30, 2014			December 31, 2013
$ in millions	FUNDED (1)	UNFUNDED (2)	TOTAL BACKLOG	TOTAL BACKLOG
Aerospace Systems	$9,737	$9,467	$19,204	$18,321
Electronic Systems	7,121	2,894	10,015	9,037
Information Systems	3,549	3,258	6,807	6,864
Technical Services	2,280	231	2,511	2,811
Total	$22,687	$15,850	$38,537	$37,033

(1)	Funded backlog represents firm orders for which funding is authorized and appropriated.

(2)
Unfunded backlog represents firm orders for which as of the reporting date, funding is not authorized and appropriated. Unfunded backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

New Awards — Total backlog as of September 30, 2014, includes $9.0 billion and $19.2 billion of estimated contract awards in the three months and nine months ended September 30, 2014, respectively.

Northrop Grumman Reports Third Quarter 2014 Financial Results	13

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
The quarterly information in today's press release is labeled using a calendar convention; that is, third quarter is consistently labeled as ending on September 30. It is the company's long-standing practice to establish actual interim closing dates using a “fiscal” calendar, in which we close our books on a Friday near these quarter-end dates in order to normalize the potentially disruptive effects of quarterly closings on business processes. This practice is only used at interim periods within a reporting year.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS, as reconciled in Table 1, as an internal measure of financial performance.
Cash provided by operating activities before discretionary pension contributions: Cash provided by operating activities before the after-tax impact of discretionary pension contributions. Cash provided by operating activities before discretionary pension contributions has been provided for consistency and comparability of 2014 and 2013 financial performance and is reconciled in Table 2.
Free cash flow: Cash provided by operating activities less capital expenditures (including outsourcing contract & related software costs). We use free cash flow as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow provided by (used in) operating activities before discretionary pension contributions: Free cash flow provided by (used in) operating activities before the after-tax impact of discretionary pension contributions. We use free cash flow provided by (used in) operating activities before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow provided by (used in) operating activities before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: Pension expense in accordance with Government Cost Accounting Standards (CAS)charged to contracts and included as cost in segment operating income, less pension expense determined in accordance with GAAP. Net FAS/CAS pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net FAS/CAS pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2014 and 2013 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net FAS/CAS pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income include the net FAS/CAS pension adjustment, as defined above, as well as certain corporate-level expenses, which are not considered allowable or allocable under applicable CAS or FAR. Segment operating income is reconciled in Table 3.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media